CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

THE NEW YORK TIMES COMPANY:

     We consent to the incorporation by reference in Registration Statement No. 33-50459 on Form S-8 of our report dated June 6, 1996, on our audits of the financial statements and supplemental schedules of the Mechanical Unions Savings Trust as of December 31, 1995 and 1994 and for years then ended, which report is included in this Annual Report on Form 11-K.


/s/  JAMES J. GARRITY & COMPANY
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JAMES J. GARRITY & COMPANY

Norwood, Massachusetts
June 26, 1996